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As filed with the Securities and Exchange Commission on August 15, 2008

Registration No. 333-152228

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT

Under The Securities Act of 1933

VANTAGE DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 610 Houston, Texas 77056 (281) 404-4700 (Address and telephone number of principal executive offices and principal place of business)
Chris E. Celano General Counsel Vantage Drilling Company 777 Post Oak Boulevard, Suite 610 Houston, Texas 77056 (281) 404-4700 (Name, address and telephone number of agent for service)

Copies to:
Bryan K .Brown
Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002
(713) 226-6000

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholder are soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2008

PROSPECTUS

VANTAGE DRILLING COMPANY

58,333,333 Ordinary Shares

 and

 25,000,000 Warrants

        This prospectus relates to the offer and resale by the selling securityholder identified in this prospectus of up to 33,333,333 of our ordinary shares, warrants to purchase 25,000,000 of our ordinary shares that we issued to the selling securityholder in a private transaction and 25,000,000 of our ordinary shares that may be issued by us upon exercise of the warrants.

        The selling securityholder identified in this prospectus (which term as used in this prospectus includes its respective pledges, donees, transferees or other successors-in-interest) may offer these securities or interests therein from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

        Although we will incur expenses in connection with the registration of the securities, we will not receive any of the proceeds from the sale of the ordinary shares or warrants by the selling securityholder. We will receive gross proceeds of up to $150,000,000 from the exercise of the warrants, if and when they are exercised.

        Investing in the securities offered under this prospectus involve a high degree of risk. See "Risk Factors" beginning at page 2.

        Our ordinary shares and warrants are quoted on the American Stock Exchange ("AMEX") under the symbols "VTG" and "VTG.WS," respectively. On August 14, 2008, the closing price of our ordinary shares and warrants quoted on the AMEX was $6.85 per share and $2.20 per warrant.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2008

        You should rely only on the information contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give information that is different. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date on the front of this document, regardless of the time of the delivery of this prospectus or any sale of these securities.

        Unless the context otherwise indicates, the terms "Vantage Drilling," "Company," "we," "us," and "our" as used in this prospectus refer to Vantage Drilling Company an exempted company incorporated under the laws of the Cayman Islands and its consolidated subsidiaries.

i

Prospectus Summary

        The following summary may not contain all the information that may be important to you. You should carefully consider, among other things, the matters discussed in "Risk Factors" and read the entire prospectus, as well as the information incorporated by reference in this prospectus, before making an investment decision. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement and all information incorporated by reference into them, unless the context otherwise indicates.

Vantage Drilling Company

        Vantage Drilling Company, a Cayman Islands exempted company, is a development stage company incorporated in November 2007 primarily for the purpose of changing the jurisdiction of our predecessor, Vantage Energy Services, Inc., a Delaware corporation, which we refer to as Vantage Energy. Our predecessor was a "special purpose acquisition company" formed for the purpose of engaging in a merger, acquisition or similar transaction in the oilfield services industry. On June 12, 2008, Vantage Energy became our wholly-owned subsidiary and our assets and liabilities were substantially the same as Vantage Energy. Concurrently with the acquisition of Vantage Energy we acquired all of the outstanding shares of Offshore Group Investment Limited, a Cayman Islands exempted company, which we refer to as OGIL.

        OGIL's assets consist of construction and delivery contracts for four Baker Marine Pacific Class 375 ultra premium jackup drilling rigs, a purchase agreement for an ultra-deepwater drillship and an option for the purchase of a second ultra-deepwater drillship currently under development.

Jackup Rigs

        A jackup rig is a mobile, self-elevating drilling platform equipped with legs that are lowered to the ocean floor until a foundation is established for support and then the hull is raised out of the water into position to conduct drilling and workover operations. The rig hull includes the drilling rig, jacking system, crew quarters, loading and unloading facilities, storage areas for bulk and liquid materials, helicopter deck, and other operating equipment. The cantilever feature allows the drilling platform to be extended out from the hull, permitting the rig to perform drilling and workover operations over pre-existing platforms and structures. The Baker Marine Pacific Class 375 ultra-premium jackup rig is a proprietary design developed as an independent leg, cantilever, non-harsh environment jackup rig. These rigs have a drilling depth of approximately 30,000 feet and may operate in water depths up to 375 feet, depending on ocean and ocean floor conditions.

Drillships

        The drillships are being constructed by Daewoo Shipbuilding & Marine Engineering Co. Ltd. Both drill ships are designed for drilling in water depths of up to 12,000 feet, with a total vertical drilling depth of up to 40,000 feet. Both will have dynamic positioning systems with a hull design offering a variable deck load of around 20,000 tons and measuring 781 feet long by 137 feet wide.

The Offering

        This prospectus relates to the resale by selling securityholder of up to 58,333,333 of our ordinary shares, including 25,000,000 ordinary shares issuable upon exercise of warrants to purchase our ordinary shares and warrants to purchase 25,000,000 ordinary shares at an exercise price of $6.00 per share. Our ordinary shares and warrants are traded on the American Stock Exchange under the symbols "VTG" and "VTG.WS" respectively.

        The address of our principal executive offices is 777 Post Oak Boulevard, Suite 610, Houston, Texas 77056, and the telephone number at that address is (281) 404-4700. Our worldwide web site address is www.vantagedrilling.com. However, the information in, or that can be accessed through, our web site is not part of this prospectus."

Risk Factors

        An investment in the securities offered by this prospectus involves a high degree of risk. You should consider carefully the following risk factors in addition to the remainder of this prospectus, including the information incorporated by reference, before making an investment decision. Some statements in this prospectus (including some of the following risk factors) are forward-looking statements. Please refer to the section entitled "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to Our Business

Our business is difficult to evaluate due to a lack of operational history.

        Our predecessor, Vantage Energy, was formed in September 2006 and consummated an initial public offering in May 2007. Vantage Energy was a "special purpose acquisition company" and has limited operational history which consists of certain financial transactions and the evaluation of potential acquisitions, including the acquisition of OGIL. Vantage Drilling was formed in 2007 primarily for the purpose of changing the jurisdiction of Vantage Energy and acquiring OGIL. The operations of OGIL have been limited to the assumption of the construction contracts for the four (4) Baker Marine Pacific Class 375 ultra premium jackup drilling rigs and the contract for the ultra deepwater drillships. Because we have a limited operating history, you may not be able to evaluate our future prospects accurately, which will be dependent on our ability to successfully complete the construction of the rigs and drillships, obtain customer contracts and operate the rigs and drillships.

Our business will depend on the level of activity in the oil and natural gas industry, which is significantly affected by volatile oil and natural gas prices.

        Our business depends on the level of activity in oil and natural gas exploration, development and production in the U.S. Gulf of Mexico and internationally, and in particular, the level of exploration, development and production expenditures of our customers. Oil and natural gas prices and our customers' expectations of potential changes in these prices significantly affect this level of activity. Commodity prices are affected by numerous factors, including the following:

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  the demand for oil and natural gas in the United States and elsewhere;

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  the cost of exploring for, producing and delivering oil and natural gas;

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  political, economic and weather conditions in the United States and elsewhere;

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  imports of liquefied natural gas;

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  expectations regarding future prices;

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  advances in exploration, development and production technology;

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  the ability of the Organization of Petroleum Exporting Countries, commonly called "OPEC," to set and maintain production levels and pricing;

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  the level of production in non-OPEC countries;

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  domestic and international tax policies;

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  the development and exploitation of alternative fuels;

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  the policies of various governments regarding exploration and development of their oil and natural gas reserves; and

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  the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East and other significant oil and natural gas producing regions or further acts of terrorism in the United States, or elsewhere.

        Depending on the market prices of oil and natural gas, and even during periods of high commodity prices, companies exploring for and producing oil and natural gas may cancel or curtail their drilling programs, or reduce their levels of capital expenditures for exploration and production for a variety of reasons, including their lack of success in exploration efforts. Any reduction in the demand for drilling and drillship services may materially erode dayrates and utilization rates for our units, which would adversely affect our financial condition and results of operations.

Our industry is highly competitive, cyclical and subject to intense price competition. Due to our lack of operating history, we may be at a competitive disadvantage to our competitors.

        The offshore contract drilling industry is highly competitive with contracts traditionally awarded on a competitive bid basis. The rigs' technical capabilities, availability and pricing are often the primary factors in determining which qualified contractor is awarded a job. Other key factors include a contractor's reputation for service, safety record, environmental record, technical and engineering support and long-term relationships with national and international oil companies. Our competitors in the offshore contract drilling industry generally have larger, more diverse fleets, longer operating histories that have established safety and environmental records over a measurable period of time, experienced in-house technical and engineering support departments and long-term relationships with customers. This provides our competitors with competitive advantages that may adversely affect our efforts to contract the rigs on favorable terms, if at all, and correspondingly negatively impact our financial position and results of operations.

        The offshore contract drilling industry, historically, has been very cyclical with periods of high demand, limited rig supply and high dayrates alternating with periods of low demand, excess rig supply and low dayrates. Periods of low demand and excess rig supply intensify the competition in the industry and often result in some rigs becoming idle for long periods of time. Our lack of operating history may put us at a competitive disadvantage and result in our rigs being idle. Prolonged periods of low utilization and dayrates, or extended idle time, could result in the recognition of impairment charges on our rigs if cash flow estimates, based upon information available to management at the time, indicate that the carrying value of the rigs may not be recoverable.

Our business involves numerous operating hazards, and our insurance may not be adequate to cover our losses.

        Our operations will be subject to the usual hazards inherent in the drilling and operation of oil and natural gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punchthroughs, craterings, fires and pollution. The occurrence of these events could result in the suspension of drilling or production operations, claims by the operator, severe damage to or destruction of the property and equipment involved, injury or death to rig or drillship personnel, and environmental damage. We may also be subject to personal injury and other claims of rig or drillship personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal operating conditions, failure of subcontractors to perform or supply goods or services and personnel shortages.

        In addition, our operations will be subject to perils peculiar to marine operations, including capsizing, grounding, collision and loss or damage from severe weather. Severe weather could have a material adverse effect on our operations. Our rigs and drillships could be damaged by high winds, turbulent seas, or unstable sea bottom conditions which could potentially cause us to curtail operations for significant periods of time until the damages are repaired.

        Damage to the environment could result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by oil and natural gas companies and other businesses operating offshore and in coastal areas. Insurance policies and contractual rights to indemnity may not adequately cover losses, and we may not have insurance coverage or rights to indemnity for all risks. Moreover, pollution and environmental risks generally are not totally insurable.

        If a significant accident or other event resulting in damage to our rigs or drillships, including severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, occurs and is not fully covered by insurance or a recoverable indemnity from a customer, it could adversely affect our financial condition and results of operations.

Customers may be unable or unwilling to indemnify us.

        Consistent with standard industry practice, clients generally assume, and indemnify against, well control and subsurface risks under dayrate contracts. These risks are those associated with the loss of control of a well, such as blowout or cratering, the cost to regain control or redrill the well and associated pollution. We may not be able to obtain agreement from customers to indemnify us for such damages and risks. Additionally, even if clients agree to indemnify us, there can be no assurance, however, that clients will necessarily be financially able to indemnify us against all these risks.

Failure to obtain deliveries of the rigs or drillships may have a material and adverse effect on Vantage Drilling.

        At this time none of the rigs or drillships is operational. Any or all of these rigs or drillships may not be completed, delivered to us or acceptable to our clients. We may not be able to secure any drilling contracts for the rigs or drillships now or in the future. Any failure to obtain drilling contracts for any or all of the rigs or drillships may have a material and adverse effect on our results of operations and viability as a business.

There may be limits to Vantage Drilling's ability to mobilize rigs between geographic markets and the time and costs of such rig mobilizations may be material to its business.

        The offshore contract drilling market is generally a global market as rigs may be mobilized from one market to another market. However, geographic markets can, from time to time, have material fluctuations as the ability to mobilize rigs can be impacted by several factors including, but not limited to, governmental regulation and customs practices, the significant costs to move a rig, availability of tow boats, weather, and the technical capability of the rigs to operate in various environments. Additionally, while a rig is being mobilized from one geographic market to another, we may not be paid by its client for the time out of service or may mobilize the rig without a customer contract which will result in a lack of revenues that may be material to its results of operations and financial position.

Vantage Drilling's operating and maintenance costs will not necessarily fluctuate in proportion to changes in operating revenues.

        We do not expect operating and maintenance costs to necessarily fluctuate in proportion to changes in operating revenues. Operating revenues may fluctuate as a function of changes in dayrate. However, costs for operating a rig are generally fixed or only semi-variable regardless of the dayrate being earned. In addition, should the rigs incur idle time between contracts, we would typically maintain the crew to prepare the rig for its next contract and would not reduce costs to correspond to the decrease in revenue. During times of reduced activity, reductions in costs may not be immediate as the crew may be required to prepare the rigs for stacking, after which time the crew will be reduced to a level necessary to maintain the rig in working condition with the extra crew members assigned to active rigs or dismissed. In addition, as rigs are mobilized from one geographic location to another, the labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are amortized.

Vantage Drilling is subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on it for environmental and natural resource damages.

        Many aspects of our operations are affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling and well servicing industries, including those requiring us to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. Our operations and activities in the United States will be subject to numerous environmental laws and regulations, including the Oil Pollution Act of 1990, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act and the International Convention for the Prevention of Pollution from Ships. Additionally, other countries where we operate have environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment in connection with operations. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and even criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit our operations. Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase our costs or both. In addition, we may be required to make significant capital expenditures to comply with laws and regulations or materially increase our costs or both.

Any ban of offshore drilling by any city, state, or nation, or by any governing body may have a material and adverse affect on Vantage Drilling's business.

        Events in recent years have heightened environmental and regulatory concerns about the oil and gas industry. From time to time, governing bodies may propose legislation that would materially limit or prohibit offshore drilling in certain areas. To date, no proposals which would materially limit or prohibit offshore drilling in our expected areas of operation have been enacted into law. However, governing bodies may enact such laws now or in the future. If laws are enacted or other governmental action is taken that restrict or prohibit offshore drilling in our expected areas of operation we could be materially and adversely affected.

Changes in laws, effective tax rates or adverse outcomes resulting from examination of Vantage Drilling's tax returns could adversely affect our financial results.

        Our future effective tax rates could be adversely affected by changes in tax laws, both domestically and internationally. Tax laws and regulations are highly complex and subject to interpretation. Consequently, Vantage Drilling is subject to changing tax laws, treaties and regulations in and between countries in which it operates, including treaties between the United States and other nations. Our income tax expense is based upon its interpretation of the tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, including those in and involving the United States, or in the interpretation thereof, could result in a materially higher tax expense or a higher effective tax rate on Vantage Drilling's worldwide earnings. If any country, including the U.S., successfully challenges our income tax filings based on its operational structure there, or if we otherwise lose a material dispute, our effective tax rate on worldwide earnings could increase substantially and our financial results could be materially adversely affected.

New technology and/or products may cause the current rigs and drillships to become less competitive.

        The offshore contract drilling industry is subject to the introduction of new drilling techniques and services using new technologies, some of which may be subject to patent protection. As competitors and others use or develop new technologies, we may be placed at a competitive disadvantage. Further, we may face competitive pressure to implement or acquire certain new technologies at a substantial cost. Most of our competitors have greater financial, technical and personnel resources that will allow them to enjoy technological advantages and implement new technologies before we can. We cannot be certain that we will be able to implement new technology or products on a timely basis or at a cost that is acceptable to it. Thus, our ability to effectively use and implement new and emerging technology may have a material and adverse effect on our financial condition and results of operations.

Vantage Drilling's insurance coverage may not be adequate if a catastrophic event occurs.

        As a result of the number of catastrophic events in the contract offshore industry in recent years, such as hurricanes in the Gulf of Mexico in 2004 and 2005, insurance underwriters have increased insurance premiums and increased restrictions on coverage and have made other coverages unavailable.

        While we will attempt to obtain, and believes we can obtain, reasonable policy limits of property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, with financially sound insurers, we cannot guarantee that our policy limits for property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, would be adequate should a catastrophic event occur related to our property, plant, equipment, or product, or that our insurers would have adequate financial resources to sufficiently or fully pay related claims or damages. When any of our coverage expires, we cannot guarantee that adequate replacement coverage will be available, offered at reasonable costs, or offered by insurers with sufficient financial soundness. The occurrence of an incident or incidents affecting any one or more of the rigs could have a materially adverse effect on our financial position and future results of operations if asset damage and/or company liability was to exceed insurance coverage limits or if an insurer was unable to sufficiently or fully pay related claims or damages which may significantly impair our ability to obtain such insurance coverage in the future.

We may need additional financing for our purchase of the initial drillship and exercise of an option to purchase another drillship.

        We have the contractual right to purchase an ultra deepwater drillship and an option to purchase another ultra deepwater drillship. We may need to raise additional capital through equity or debt financing to purchase the drillship and to pay the exercise price for the option if we determine to exercise it. There can be no assurance we will be able to obtain financing for the purchase of the drillship or the payment of exercise price of the option on acceptable terms.

Vantage Drilling will incur substantial amounts of debt that may limit the cash flow available for its operations and place it at a competitive disadvantage.

        We will incur a substantial amount of debt to fund the construction of the jackup rigs and drillships. Our level of indebtedness has important consequences to you and your investment in our securities. For example, our level of indebtedness may:

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  require us to use a substantial portion of our cash flow from operations to pay interest and principal on our debt, which would reduce the funds available to use for working capital, capital expenditures and other general corporate purposes;

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  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other investments, which may limit its ability to carry out our business strategy;

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  result in higher interest expense if interest rates increase and we have outstanding floating rate borrowings; or

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  heighten our vulnerability to downturns in its business or in the general economy and restrict it from exploiting business opportunities or making acquisitions.

        Each of these factors may have a material and adverse effect on our financial condition and viability.

Our international operations are subject to additional political, economic, and other uncertainties not generally associated with domestic operations.

        The primary component of our business strategy is to operate in international oil and natural gas producing areas. Our international operations will be subject to a number of risks inherent in any business operating in foreign countries, including:

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  political, social and economic instability, war and acts of terrorism;

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  potential seizure, expropriation or nationalization of assets;

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  damage to our equipment or violence directed at our employees, including kidnappings;

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  piracy;

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  increased operating costs;

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  complications associated with repairing and replacing equipment in remote locations;

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  repudiation, modification or renegotiation of contracts;

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  limitations on insurance coverage, such as war risk coverage in certain areas;

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  import-export quotas;

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  confiscatory taxation;

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  work stoppages;

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  unexpected changes in regulatory requirements;

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  wage and price controls;

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  imposition of trade barriers;

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  imposition or changes in enforcement of local content laws;

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  restrictions on currency or capital repatriations;

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  currency fluctuations and devaluations; and

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  other forms of government regulation and economic conditions that are beyond our control.

        Our financial condition and results of operations could be susceptible to adverse events beyond our control that may occur in the particular country or region in which we are active. Additionally, we may experience currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies or where we do not hedge an exposure to a foreign currency. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available to the country of operation, controls over currency exchange or controls over the repatriation of income or capital.

        Many governments favor or effectively require that drilling contracts be awarded to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may result in inefficiencies or put us at a disadvantage when bidding for contracts against local competitors.

        Our contract drilling operations will be subject to various laws and regulations in countries in which we operate, including laws and regulations relating to the equipment and operation of drilling units, currency conversions and repatriation, oil and natural gas exploration and development, taxation of offshore earnings and earnings of expatriate personnel, the use of local employees and suppliers by foreign contractors and duties on the importation and exportation of units and other equipment. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and natural gas and other aspects of the oil and natural gas industries in their countries. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil and natural gas companies and may continue to do so. Operations in less developed countries can be subject to legal systems which are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings.

Construction projects are subject to risks, including delays and cost overruns, which could have an adverse impact on our available cash resources and results of operations.

        As part of our growth strategy we will contract from time to time for the construction of rigs and drillships. We currently have contracts for the construction of four rigs. Our rig construction projects are subject to the risks of delay or cost overruns inherent in any large construction project, including costs or delays resulting from the following:

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  unexpectedly long delivery times for, or shortages of, key equipment, parts and materials;

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  shortages of skilled labor and other shipyard personnel necessary to perform the work;

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  unforeseen increases in the cost of equipment, labor and raw materials, particularly steel;

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  unforeseen design and engineering problems;

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  unanticipated actual or purported change orders;

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  work stoppages;

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  latent damages or deterioration to hull, equipment and machinery in excess of engineering estimates and assumptions;

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  failure or delay of third-party service providers and labor disputes;

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  disputes with shipyards and suppliers;

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  delays and unexpected costs of incorporating parts and materials needed for the completion of projects;

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  financial or other difficulties at shipyards;

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  adverse weather conditions; and

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  inability to obtain required permits or approvals.

        We may experience delays and costs overruns in the construction of these rigs due to certain of the factors listed above. Delays could put at risk our planned arrangements to commence operations on schedule. We are exposed to penalties for failure to complete the rig and commence operations in a timely manner.

        Significant cost overruns or delays would adversely affect our financial condition and results of operations. Additionally, capital expenditures for these projects could exceed our planned capital expenditures. Failure to complete a construction project on time may, in some circumstances, result in the delay, renegotiation or cancellation of a drilling contract.

Our financial condition may be adversely effected if we are unable to identify and complete future acquisitions, fail to successfully integrate acquired assets or businesses we acquire, or are unable to obtain financing for acquisitions on acceptable terms.

        The acquisition of assets or businesses that we believe to be complementary to our drilling operations is an important component of our business strategy. We believe that acquisition opportunities may arise from time to time, and any such acquisition could be significant. At any given time, discussions with one or more potential sellers may be at different stages. However, any such discussions may not result in the consummation of an acquisition transaction, and we may not be able to identify or complete any acquisitions. Any such transactions could involve the payment by us of a substantial amount of cash, the incurrence of a substantial amount of debt or the issuance of a substantial amount of equity. We cannot predict the effect, if any, that any announcement or consummation of an acquisition would have on the trading price of our securities.

        Any future acquisitions could present a number of risks, including:

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  the risk of incorrect assumptions regarding the future results of acquired operations;

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  the risk of failing to integrate the operations or management of any acquired operations or assets successfully and timely; and

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  the risk of diversion of management's attention from existing operations or other priorities.

        In addition, we may not be able to obtain, on terms we find acceptable, sufficient financing that may be required for any such acquisition or investment.

        If we are unsuccessful in completing acquisitions of other operations or assets, our financial condition could be adversely affected and we may be unable to implement an important component of our business strategy successfully. In addition, if we are unsuccessful in integrating our acquisitions in a timely and cost-effective manner, our financial condition and results of operations could be adversely affected.

Failure to employ a sufficient number of skilled workers or an increase in labor costs could hurt our operations.

        We will require skilled personnel to operate and provide technical services and support for our rigs and drillships. In periods of increasing activity and when the number of operating units in our areas of operation increases, either because of new construction, re-activation of idle units or the mobilization of units into the region, shortages of qualified personnel could arise, creating upward pressure on wages and difficulty in staffing. The shortages of qualified personnel or the inability to obtain and retain qualified personnel also could negatively affect the quality and timeliness of our work. In addition, our ability to expand our operations depends in part upon our ability to increase the size of our skilled labor force.

Compliance with or a breach of environmental laws can be costly and could limit our operations.

        Our operations will be subject to regulations that require us to obtain and maintain specified permits or other governmental approvals, control the discharge of materials into the environment, require the removal and cleanup of materials that may harm the environment or otherwise relate to the protection of the environment. Laws and regulations protecting the environment have become more stringent in recent years, and may in some cases impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Some of these laws and regulations may expose us to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new requirements could have a material adverse effect on our financial condition and results of operations.

Our credit agreement imposes significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some actions.

        Our credit agreement imposes significant operating and financial restrictions on us. These restrictions limit our ability to:

  •
  make investments and other restricted payments, including dividends;

  •
  incur or guarantee additional indebtedness;

  •
  create or incur liens;

  •
  receive dividend or other payments from our subsidiaries;

  •
  sell our assets or consolidate or merge with or into other companies; and

  •
  engage in transactions with affiliates.

        These limitations are subject to a number of important qualifications and exceptions. Our credit agreement also requires us to maintain a minimum working capital ratio and fixed charge coverage ratio and maximum leverage ratio and net debt to capitalization ratio. Our compliance with these provisions may materially adversely affect our ability to react to changes in market conditions, take advantage of business opportunities we believe to be desirable, obtain future financing, fund needed capital expenditures, finance our acquisitions, equipment purchases and development expenditures, or withstand a future downturn in our business.

        If we are unable to comply with the restrictions and covenants in the agreements governing our indebtedness or in current or future debt financing agreements, there could be a default under the terms of these agreements which could result in an acceleration of payment of funds that we have borrowed. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond our control. If a default occurs under these agreements, lenders could terminate their commitments to lend or accelerate the outstanding loans and declare all amounts borrowed due and payable. Borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occur, our assets might not be sufficient to repay in full all of our outstanding indebtedness, and we may be unable to find alternative financing. Even if we could obtain alternative financing, that financing might not be on terms that are favorable or acceptable. If we were unable to repay amounts borrowed, the holders of the debt could initiate a bankruptcy proceeding or liquidation proceeding against collateral.

Market conditions may dictate that we enter into contracts that provide for payment based on a footage or turnkey basis, rather than on a dayrate basis, which could have a material adverse impact on the Company's financial position and result of operations.

        During cyclical periods of depressed market conditions, a customer may no longer need a rig that is currently under contract or may be able to obtain a comparable rig at a lower daily rate. As a result, our potential customers may seek to renegotiate the terms of their existing drilling contracts or avoid their obligations under those contracts. In addition, the customers may have the right to terminate, or may seek to renegotiate, existing contracts if we experience downtime, operational problems above the contractual limit or safety related issues, if the rig is a total loss or in other specified circumstances. Some of our contracts may include terms allowing them to terminate contracts without cause, with little or no prior notice and without penalty or early termination payments. In addition, we could be required to pay penalties, which could be material, if some of our contracts with our customers are terminated due to downtime or operational problems. We may enter into contracts that are cancelable at the option of the customer upon payment of a penalty, which may not fully compensate us for the loss of the contract. Early termination of a contract may result in a rig being idle for an extended period of time. The likelihood that a customer may seek to terminate a contract is increased during periods of market weakness.

        While we intend to perform our services on a dayrate basis, market conditions may dictate that we enter into contracts that provide for payment based on a footage basis, whereby we are paid a fixed amount for each foot drilled regardless of the time required or the problems encountered in drilling the well, or enter into turnkey contracts, whereby it agrees to drill a well to a specific depth for a fixed price and bear some of the well equipment costs. These types of contracts are more risky than a dayrate contract as the company would be subject to downhole geologic conditions in the well that cannot always be accurately determined and subject it to greater risk associated with equipment and downhole tool failures. Unfavorable downhole geologic conditions and equipment and downhole tool failures may result in significant costs increase or may result in a decision to abandon a well project which would result in the Company not being able to invoice revenues for providing services. Such unfavorable costs increases or loss of revenue could have a material adverse impact on its financial position and result of operations.

Dependence on Key Personnel—The loss of some key executive officers and employees could negatively impact our business prospects.

        Our future operations performance depends to a significant degree upon the continued service of key members of management as well as marketing, sales and operations personnel. The loss of one or more of our key personnel would have a material adverse effect on our business. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and operations personnel. We have experienced intense competition for personnel, and we cannot assure you that we will be able to retain our key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

SOX 404 Compliance—While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002.

        We are evaluating our internal controls systems in order to allow management to report on, and our Independent Registered Public Accounting Firm to attest to, our internal controls, as required by Section 404 of the Sarbanes-Oxley Act. We are performing the system and process evaluation and testing required in an effort to comply with the management certification requirements of, and prepare for the auditor attestation under, Section 404. As a result, we are incurring additional expenses and a diversion of management's time. While we anticipate being able to fully implement the requirements relating to internal controls and all other aspects of Section 404 in a timely fashion, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations since there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we might be susceptible to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission. Any such action could adversely affect our financial results and the market price of our ordinary shares.

Risks Related to Ordinary Shares

Ownership of Our Ordinary Shares by F3 Capital—Because Hsin-Chi Su, through his ownership of F3 Capital, will continue to hold a significant interest in us, the influence of our public shareholders over significant corporate actions will be limited.

        As of August 15, 2008, F3 Capital owns approximately 44% of our issued and outstanding ordinary shares and may acquire up to 25,000,000 additional ordinary shares upon exercise of currently exercisable warrants. Through his ownership of F3 Capital, Hsin-Chi Su, one of our directors, will have significant influence over matters such as the election of our directors; control over business, policies and affairs; and other matters submitted to our shareholders.

Future Sales—Additional sales of our ordinary shares or warrants by F3 Capital or our employees or issuances by us in connection with future acquisitions or otherwise could cause the price of our securities to decline.

        If F3 Capital sells a substantial number of our ordinary shares in the future, the market price of our ordinary shares could decline. The perception among investors that these sales may occur could produce the same effect. Furthermore, if we were to include ordinary shares in a registration statement initiated by us, those additional shares could impair our ability to raise needed capital by depressing the price at which we could sell our ordinary shares. As a result of the sale by F3 Capital of the securities which are the subject of this prospectus or are otherwise sold by F3 Capital pursuant to an exemption from the registration requirements of the Securities Act, such as through Rule 144, the price of our securities may decline.

        One component of our business strategy is to make acquisitions. In the event of any future acquisitions, we could issue additional ordinary shares, which would have the effect of diluting your percentage ownership of the ordinary shares and could cause the price of our ordinary shares to decline.

We have no plans to pay regular dividends on our ordinary shares, so investors in our ordinary shares may not receive funds without selling their shares.

        We do not intend to declare or pay regular dividends on our ordinary shares in the foreseeable future. Instead, we generally intend to invest any future earnings in our business. Subject to Cayman Islands law, our board of directors will determine the payment of future dividends on our ordinary shares, if any, and the amount of any dividends in light of any applicable contractual restrictions limiting our ability to pay dividends, our earnings and cash flows, our capital requirements, our financial condition, and other factors our board of directors deems relevant. Our credit agreement restricts our ability to pay dividends or other distributions on our equity securities. Accordingly, shareholders may have to sell some or all of their ordinary shares in order to generate cash flow from their investment. Shareholders may not receive a gain on their investment when they sell our ordinary shares and may lose the entire amount of their investment.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

        We are an exempted company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or executive officers.

        Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law (2007 Revision) (as the same may be supplemented or amended from time to time) (the "Companies Law") and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are, to a large extent, governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

        The Cayman Islands courts are also unlikely:

  •
  to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

  •
  to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

        There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

Certain differences in corporate law in the Cayman Islands and the United States could discourage or prevent our acquisition.

        Cayman Islands companies are governed by, among others laws, the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

          Mergers and Similar Arrangements.    Cayman Islands law does not provide for mergers as that expression is generally understood under the corporate laws of the various states of the United States. While Cayman Islands law does have statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a "scheme of arrangement" which may be tantamount to a merger, reconstructions and amalgamations can be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. In the event that these statutory provisions are used (which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

    •
    we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

    •
    the shareholders have been fairly represented at the meeting in question;

    •
    the arrangement is such as a businessman would reasonably approve; and

    •
    the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on the minority."

          When a takeover offer is made and accepted by holders of 90% of the shares to which the offer applies within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

          If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

          Shareholders' Suits.    Our Cayman Islands counsel is not aware of any reported class action or derivative action having been successfully brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a claim against (for example) our offices or directors may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

    •
    a company is acting or proposing to act illegally or beyond the scope of its authority;

    •
    the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

    •
    those who control the company are perpetrating a "fraud on the minority."

          A shareholder may have a direct right of action against the company where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities—Holders of ordinary shares may have difficulty obtaining or enforcing a judgment against us because we are incorporated under the laws of the Cayman Islands.

        The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

  •
  is given by a competent foreign court;

  •
  imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

  •
  is final;

  •
  is not in respect of taxes, a fine or a penalty; and

  •
  was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Use of Proceeds

        The selling securityholder will receive all of the proceeds from the sale or disposition of the ordinary shares and warrants covered by this prospectus. We will not receive any proceeds from the sale or disposition of the ordinary shares and warrants offered by the selling securityholder pursuant to this prospectus. We will receive gross proceeds of $150,000,000 from the exercise of the warrants, if and when they are exercised. The selling securityholder will pay any underwriting discounts and commissions and expenses incurred by the selling securityholder for brokerage, accounting or tax services or any other expenses incurred by selling securityholder in disposing of the securities or interests therein, except as described below. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, the fees and expenses of our counsel and our accountants and the reasonable fees and expenses of one counsel to the selling securityholder.

 Beneficial Ownership of Securities

Ordinary Shares

        The following table sets forth information as of August 15, 2008, regarding the beneficial ownership of our ordinary shares by: (i) each person known by us to be the owner of more than 5% of our ordinary shares, (ii) each director and executive officer, and (iii) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them.

	Shares Beneficially Owned
Name and Address of Beneficial Owners(1)
	Number	Percent
Paul A. Bragg(2)	3,565,200	4.63%
Christopher G. DeClaire(3)	1,794,250	2.35%
Jorge E. Estrada M.(4)	1,620,000	2.13%
Robert Grantham(5)	18,000	*
Marcelo D. Guiscardo(6)	1,620,000	2.13%
John C.G. O'Leary(7)	1,740,000	2.28%
John R. Russell(8)	1,620,000	2.13%
Hsin-Chi Su(9)	58,333,333	57.92%
Steinar Thomassen(10)	0	*
Edward G. Brantley(11)	37,000	*
Douglas Halkett(12)	268,102	*
Douglas G. Smith(13)	142,700	*
Pine River Capital Management LP(14)	6,655,499	8.79%
Jennisson Associates LLC(15)	4,680,100	6.18%
U.S. Global Investors, Inc.(16)	4,940,000	6.53%
F3 Capital(17)	58,333,333	57.92%
All directors and executive officers as a group (12 persons)	70,758,585	67.55%

*
Represents beneficial ownership of less than 1%.

(1)
Unless otherwise indicated, the business address of each of the stockholders is 777 Post Oak Blvd., Suite 610, Houston, Texas 77056.

(2)
Paul A. Bragg is a director and the company's chairman and chief executive officer. Includes 415,200 unvested shares of restricted stock granted to Mr. Bragg pursuant to the Vantage Drilling Company 2007 Long-Term Incentive Compensation Plan (the "2007 Plan") and 945,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable. For estate planning purposes, Mr. Bragg has transferred 750,000 ordinary shares to the Paul A. Bragg 2007 Annuity Trust, a grantor retained annuity trust for the benefit of family and friends.

(3)
Christopher G. DeClaire is a director and the company's vice president and secretary. Includes 110,200 unvested shares of restricted stock granted to Mr. DeClaire pursuant to the 2007 Plan and 546,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable. 60,000 warrants are owned by Mr. DeClaire's spouse.

(4)
Jorge E. Estrada M. is a director of the company. Includes 486,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.

(5)
Robert Grantham is a director of the company. Includes 18,000 ordinary shares that may be acquired upon exercise of warrants that are current exercisable.

(6)
Marcelo D. Guiscardo is a director of the company. Includes 486,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.

(7)
John C.G. O'Leary is a director of the company. Includes 120,000 unvested shares of restricted stock granted to Mr. O'Leary pursuant to the 2007 Plan and 486,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.

(8)
John R. Russell is a director of the company.

(9)
Hsin-Chi Su is a director of the company and the sole shareholder of F3 Capital, a Cayman Islands exempted company. Includes 33,333,333 ordinary shares owned by F3 Capital and 25,000,000 ordinary shares that F3 Capital may acquire upon exercise of warrants that are currently exercisable.

(10)
Steinar Thomassen is a director of the company.

(11)
Edward G. Brantley is the company's chief accounting officer. Includes 37,000 unvested shares of restricted stock granted to Mr. Brantley pursuant to the 2007 Plan.

(12)
Douglas Halkett is the company's chief operating officer. Includes 12,900 ordinary shares owned by Mr. Halkett's spouse, 219,500 unvested shares of restricted stock granted to Mr. Halkett pursuant to the 2007 Plan and 35,702 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.

(13)
Douglas G. Smith is the company's chief financial officer. Includes 133,200 unvested shares of restricted stock granted to Mr. Smith pursuant to the 2007 Plan and 6,000 ordinary shares that may be acquired upon exercise of warrants that are currently exercisable.

(14)
Based on information contained in a Schedule 13G filed by Pine River Capital Management ("Pine River") and Nisswa Acquisition Master Fund Ltd. ("Nisswa") with the SEC on July 10, 2008. The address of Pine River and Nisswa is 601 Carlson Parkway, Suite 330, Minnetonka, Minnesota 55305.

(15)
Based on information contained in a Schedule 13G filed by Jennisson Associates LLC ("Jennisson") with the SEC on July 10, 2008. Jennisson is an indirect wholly owned subsidiary of Prudential Financial, Inc. The address of Jennisson is 466 Lexington Avenue, New York, New York 10017.

(16)
Based on information contained in a Schedule 13G filed by U.S. Global Investors, Inc. ("U.S. Global") and its affiliates with the SEC on July 10, 2008. The address of U.S. Global is 7900 Callaghan Road, San Antonio, Texas 78229.

(17)
Includes 25,000,000 shares that may be acquired upon exercise of warrants that are currently exercisable. Mr. Su owns 100% of F3 Capital. The address of F3 Capital is 8th No 126 Jianguo North Road, Taipei 104, Taiwan.

Warrants

        The following table sets forth information as of August 15, 2008, regarding the beneficial ownership of warrants to purchase our ordinary shares by: (i) each director and executive officer, and (ii) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole investment power with respect to all warrants shown as beneficially owned by them.

	Warrants Beneficially Owned
Name and Address of Beneficial Owners(1)
	Number	Percent
Paul A. Bragg	945,000	1.50%
Christopher G. DeClaire(2)	546,000	*
Jorge E. Estrada M.	486,000	*
Robert Grantham	18,000	*
Marcelo D. Guiscardo	486,000	*
John C.G. O'Leary	486,000	*
John R. Russell	486,000	*
Hsin-Chi Su(3)	25,000,000	39.76%
Steinar Thomassen	0	*
Edward G. Brantley	0	*
Douglas Halkett	35,702	*
Douglas G. Smith	6,000	*
All directors and executive officers as a group (12 persons)	28,494,702	45.32%

*
Represents beneficial ownership of less than 1%.

(1)
Unless otherwise indicated, the business address of each person is 777 Post Oak Blvd., Suite 610, Houston, Texas 77056.

(2)
Includes 60,000 warrants owned by Mr. DeClaire's spouse.

(3)
Includes 25,000,000 warrants owned by F3 Capital.

Selling Securityholder

        The (i) ordinary shares, (ii) warrants and (iii) ordinary shares that may be issued to the selling securityholder following the exercise of a warrant covered by this prospectus were issued to the selling securityholder in a private transaction in connection with the acquisition of OGIL. OGIL was 100% owned by F3 Capital. F3 Capital is 100% owned by Hsin-Chi Su, one of our directors. In connection with that transaction, we granted registration rights to the selling securityholder with respect to the resale or other disposal of the ordinary shares, warrants and ordinary shares that may be issued pursuant to the exercise of the warrant.

        In accordance with the registration rights granted to the selling securityholder, we have filed with the Securities and Exchange Commission (referred to in this prospectus as the "SEC") a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposal of the securities covered by this prospectus. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective until the shares are sold pursuant to this prospectus or no longer required to be registered for resale thereof by the selling securityholder.

        The following tables set forth certain information with respect to the beneficial ownership of our ordinary shares and warrants by the selling securityholder as of August 15, 2008.

					Ordinary Shares Benefically Owned Following this Offering(1)
	Ordinary Shares Benefically Owned
				Number of Shares Which May Be Sold in This Offering
Selling Securityholder
	Number		Percent		Number	Percent
F3 Capital(2)	58,333,333	(3)	57.92%	58,333,333	0	*

*
Represents beneficial ownership of less than 1%.

(1)
Assumes that the selling securityholder will sell all of the ordinary shares offered pursuant to this prospectus.

(2)
Hsin-Chi Su owns 100% of F3 Capital and he exercises sole voting and dispositive power over the ordinary shares beneficially owned and held of record by F3 Capital.

(3)
Includes 25,000,000 shares which F3 Capital has the right to acquire within 60 days of the date of this prospectus upon exercise of warrants.

				Warrants Beneficially Owned Following This Offering(1)
	Warrants Beneficially Owned		Number of Warrants Which May Be Sold in This Offering
Selling Securityholder
	Number	Percent		Number	Percent
F3 Capital(2)	25,000,000	39.76%	25,000,000	0	*

*
Represents beneficial ownership of less than 1%.

(1)
Assumes that the selling securityholder will sell all of the ordinary shares offered pursuant to this prospectus.

(2)
Hsin-Chi Su owns 100% of F3 Capital and he exercises sole voting and dispositive power over the ordinary shares beneficially owned and held of record by F3 Capital.

Plan of Distribution

        The selling securityholder and any of its pledgees, donees, transferees and other successors-in-interest may, from time to time, sell any or all of their ordinary shares and warrants covered by this prospectus directly or, alternatively, through broker-dealers or agents. Such ordinary shares and warrants may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which our ordinary shares and warrants may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options.

        The selling securityholder may also sell securities under Rule 144 under the Securities Act of 1933, as amended (referred to in this prospectus as the "Securities Act"), if available, rather than under this prospectus.

        Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

        The selling securityholder may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell ordinary shares and warrants from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholder to include the pledgee, transferee or other successors in interest as selling securityholder under this prospectus.

        The selling securityholder also may transfer their ordinary shares and warrants in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

        When we are notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of their ordinary shares and/or warrants through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of ordinary shares and warrants involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, when we are notified in writing by a selling securityholder that a donee or pledgee intends to sell more than 500 ordinary shares or warrants, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

        The selling securityholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales under this prospectus. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, commissions and similar selling expenses, if any, which can be attributed to the sale of securities will be paid by the selling securityholder and/or the purchasers. A selling securityholder who is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject certain statutory liabilities under the

Securities Act and the Securities Exchange Act of 1934, as amended (referred to in this prospectus as the "Exchange Act").

        We have advised the selling securityholder that it may not use shares registered on this registration statement to cover short sales of our securities prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling securityholder uses this prospectus for any sale of our securities, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholder and any other person participating in a distribution of shares of our securities will be subject to applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of our securities by the selling securityholder and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. All of the foregoing may affect the marketability of the ordinary shares and warrants and the ability of any person or entity to engage in market-making activities with respect to those securities.

        There can be no assurance that the selling securityholder will sell any or all of the ordinary shares and warrants registered pursuant to the shelf registration statement, of which this prospectus forms a part.

        The selling securityholder may only sell the securities if such sales are made in satisfaction of the requirements for exemption from registration or qualification under the applicable laws of each applicable state. The selling securityholder may not offer or sell the securities in any state where the offer or sale is not permitted. The selling securityholder will be responsible for compliance with any applicable state laws governing the resale of the securities.

        As described above under "Use of Proceeds," we are required to pay fees and expenses incurred in effecting the registration of the ordinary shares and warrants covered by this prospectus (other than underwriting discounts and selling commissions, if any), but we will not receive any proceeds from the sale of the these securities. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling securityholder has agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates by reference certain forward-looking statements and we intend that such forward-looking statements be subject to the safe harbor provisions of the federal securities laws. When used, statements which are not historical in nature, including those containing words such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements. Among the factors that could cause actual results to differ materially are the risks and uncertainties described under "Risk Factors" and the following:

  •
  oil and natural gas prices and industry expectations about future prices;

  •
  demand for offshore jackup rigs and drillships;

  •
  our ability to enter into and the terms of future contracts;

  •
  the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East and other oil and natural gas producing regions or further acts of terrorism in the United States, or elsewhere;

  •
  the impact of governmental laws and regulations;

  •
  the adequacy of sources of liquidity;

  •
  uncertainties relating to the level of activity in offshore oil and natural gas exploration, development and production;

  •
  competition and market conditions in the contract drilling;

  •
  the availability of skilled personnel;

  •
  operating hazards such as severe weather and seas, fires, cratering, blowouts, war, terrorism and cancellation or unavailability of insurance coverage;

  •
  the effect of litigation and contingencies; and

  •
  our inability to achieve our plans or carry out our strategy.

        Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performances, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. In addition, each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in our filings with the SEC, which may be obtained by contacting us or the SEC. These filings are also available through our website at http://www.vantagedrilling.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. The contents of our website are not part of this prospectus.

Legal Matters

        Certain legal matters with respect to the ordinary shares and warrants offered hereby will be passed upon for us by Porter & Hedges, L.L.P. and, with respect to matters of Cayman Islands law only, Maples and Calder.

Experts

        The financial statements of Vantage Energy Services, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for the period from inception (September 8, 2006) to December 31, 2007 incorporated by reference in this registration statement have been audited by UHY LLP, independent registered public accounting firm, as stated in their report appearing herein and are included upon reliance of the report of such firm given upon their authority as experts in accounting and auditing.

Additional Information

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and therefore file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us may be inspected and copied at the Public reference section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

Incorporation by Reference

        We "incorporate by reference" into this prospectus some of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those filings. Any information contained in future SEC filings that are incorporated by reference into this prospectus will automatically update this prospectus, and any information included directly in this prospectus updates and supersedes the information contained in past SEC filings incorporated by reference into this prospectus. The information incorporated by reference, as updated, is an important part of this prospectus. We incorporate by reference the following documents filed by us or our predecessor, Vantage Energy:

  •
  the Vantage Energy annual report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  the Vantage Energy quarterly report on Form 10-Q for the quarter ended March 31, 2008;

  •
  our quarterly report on Form 10-Q for the quarter ended June 30, 2008;

  •
  current reports on Form 8-K filed by Vantage Energy on March 5, 2008, March 31, 2008, April 2, 2008, May 27, 2008, and June 11, 2008, and the current report on Form 8-K/A filed by Vantage Energy on May 14, 2008;

  •
  our current report on Form 8-K filed on June 18, 2008;

  •
  the description of our units, ordinary shares and warrants in our registration statement on Form 8-A filed on June 6, 2008; and

  •
  all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion of the resale of the securities by the selling securityholder pursuant to this prospectus; provided, however, that we are not incorporating any information furnished under either Item 9 or Item 12 (or their successor provisions, Item 7.01 and Item 2.02 respectively) of any current report on Form 8-K.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such document. In addition, we make available free of charge all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Vantage Drilling Company
777 Post Oak Boulevard, Suite 610
Houston, Texas 77056
Attn: Investor Relations
(281) 404-4700

        You should rely only on the information incorporated by reference or provided in this prospectus or a prospectus supplement or amendment. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus or a prospectus supplement or amendment or any documents incorporated by reference therein is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.            Other Expenses of Issuance and Distribution

        The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.

SEC Registration Fee	$19,555
Legal Fees and Expenses	20,000
Accounting Fees and Expenses	10,000
Printing Expenses	10,000
Miscellaneous Expenses	3,000

Total	$62,555

Item 15.            Indemnification of Officers and Directors

        Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud (whether criminal or civil) dishonesty, or the consequences of committing a crime. Our memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own actual fraud or wilful default.

        The registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 that might be incurred by any director or officer in his capacity as such.

Item 16.            Exhibits.

Number	Description
4.1	Warrant Agreement (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed with the SEC by Vantage Drilling on June 18, 2008)
5.1**	Opinion of Porter & Hedges, L.L.P.
5.2*	Opinion of Maples and Calder
23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)
23.2	Consent of Maples and Calder (included in Exhibit 5.2)
23.3*	Consent of UHY LLP, independent registered public accounting firm
24.1**	Power of Attorney for Vantage Drilling Company

*
Filed herewith.

**
Previously filed.

Item 17.            Undertakings

  (a)
  The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided however, That, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    2.
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    3.
    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    4.
    To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    5.
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (b)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston in the State of Texas on August 15, 2008.

VANTAGE DRILLING COMPANY
By:	/s/ PAUL A. BRAGG Paul A. Bragg, Chairman of the Board and Chief Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ PAUL A. BRAGG Paul A. Bragg	Chief Executive Officer and Director (Principal executive officer)	August 15, 2008
/s/ DOUGLAS G. SMITH Douglas G. Smith	Chief Financial Officer and Treasurer (Principal financial officer)	August 15, 2008
/s/ EDWARD G. BRANTLEY Edward G. Brantley	Chief Accounting Officer (Principal accounting officer)	August 15, 2008
* Christopher G. DeClaire	Vice President and Director	August 15, 2008
* Jorge E. Estrada	Director	August 15, 2008
* Robert F. Grantham	Director	August 15, 2008
* Marcelo D. Guiscardo	Director	August 15, 2008
* John C. G. O'Leary	Director	August 15, 2008
* John R. Russell	Director	August 15, 2008
* Hsin-Chi Su	Director	August 15, 2008
* Steinar Thomassen	Director	August 15, 2008

*
Pursuant to Power of Attorney

By:	/s/ CHRIS E. CELANO Attorney-in-Fact

EXHIBIT INDEX

Number	Description
4.1	Warrant Agreement (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K filed with the SEC by Vantage Drilling on June 18, 2008)
5.1**	Opinion of Porter & Hedges, L.L.P.
5.2*	Opinion of Maples and Calder
23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)
23.2	Consent of Maples and Calder (included in Exhibit 5.2)
23.3*	Consent of UHY LLP, independent registered public accounting firm
24.1**	Power of Attorney for Vantage Drilling Company

*
Filed herewith.

**
Previously filed.

QuickLinks

TABLE OF CONTENTS
Prospectus Summary
Vantage Drilling Company
The Offering
Risk Factors
Use of Proceeds
Beneficial Ownership of Securities
Selling Securityholder
Plan of Distribution
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Legal Matters
Experts
Additional Information
Incorporation by Reference
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX